CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Exhibit 10.43

REVOLVING CREDIT AND SECURITY AGREEMENT

This Revolving Credit and Security Agreement is dated as of March 28, 2022 among Bullish Global, a Cayman Islands exempted company with limited liability (the “Borrower”) and SILVERGATE BANK, a California-chartered commercial bank (“Lender”).

IN CONSIDERATION of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender hereby agree as follows:

I. DEFINITIONS.

1.1. Accounting Terms. As used in this Agreement, the Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined shall have the respective meanings given to them under IFRS.

1.2. General Terms. For purposes of this Agreement the following terms shall have the following meanings:

“Account” shall mean, collectively, any deposit accounts maintained by Borrower with Lender.

“Account Control Agreement” shall mean that certain Account Control Agreement, dated on or about the date hereof, between Borrower, Lender and Custodian, as the same may be amended, modified, extended, restated, replaced, or supplemented from time to time, including, without limitation, with a successor Custodian.

“Advance Date” shall mean the date on which an Advance is made by Lender.

“Advance Rate” shall mean [****].

“Advances” shall mean advances under the Revolving Commitment.

“Affiliate” of any Person shall mean any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“Agreement” shall mean this Revolving Credit and Security Agreement, as the same may be amended, amended and restated, replaced and restated, extended, supplemented and/or otherwise modified from time to time.

“Anti-Terrorism Laws” shall mean any Laws of any jurisdiction applicable to the Borrower relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

“Applicable Law” shall mean all Laws applicable to the Person, conduct, transaction, covenant, Loan Document or contract in question, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

“Applicable Margin” shall mean [****].

“Approved Electronic Communication” shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, E-Fax, or any other equivalent electronic service agreed to by Lender, whether owned, operated or hosted by Lender, that any party is obligated to, or otherwise chooses to, provide to Lender pursuant to this Agreement or any Loan Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Lender specifically instructs a Person to deliver in physical form.

“Availability Period” means the time period during which Borrower is entitled to request Advances.

“Base Rate” is the rate of interest per annum from time to time published in the [****]; provided that if such rate of interest, as set forth from time to time in the [****], becomes unavailable for any reason as determined by Lender, the [****] shall mean the rate of interest per annum announced by Lender as its [****].

“Beneficial Owner” or “Beneficial Ownership” shall mean, for Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of such Borrower’s Equity Interests; and (b) a single individual with significant responsibility to exercise substantial control over such Borrower.

“Bitcoin” means a digital commodity (or “digital asset”) based on the decentralized, open source protocol of the peer-to-peer Bitcoin computer network. By common convention, Bitcoin with a capital “B” typically refers to the Bitcoin Network as a whole, whereas bitcoin with a lowercase “b” refers to the digital asset native to the Bitcoin Network. For purposes of Article IV of this Agreement, the term bitcoin shall be deemed to include Forked Assets, which will be considered proceeds of the original bitcoin for which they share a common public address.

“Bitcoin Network” means the peer-to-peer Bitcoin computer network.

“block.one” means block.one, a Cayman Islands exempted company with limited liability or any successor thereto.

“Blockchain” means the public transaction ledger of the Bitcoin Network.

“Borrower” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Borrowing Base” means, as of any date of determination, the value in Dollars of bitcoin held in the Collateral Account, in each case as of [****] (“Valuation Time”) under the Valuation Method. In the absence of fraud or manifest error, any valuations prepared by Custodian and approved by Lender shall be deemed reasonable for purposes of this paragraph. [****].

“Bullish Cayman” shall mean Bullish, a Cayman Islands exempted company with limited liability.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by Law to be closed for business in [****].

“Certificate of Beneficial Ownership” shall mean, for Borrower, a certificate in form and substance reasonably acceptable to Lender, certifying, among other things, the Beneficial Owner of Borrower.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” shall mean (i) prior to the consummation of an IPO, the occurrence of any event (whether in one or more transactions) which results in block.one failing to directly or indirectly own more than [****] (on a fully diluted basis) of the Borrower; and (ii) following the consummation of an IPO, any “Person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), excluding block.one, Bullish Cayman and any employee benefit or stock ownership plan of the Borrower or its Affiliates, is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act of 1934), directly or indirectly, of [****].

“Closing Date” shall mean the date on which the conditions precedent set forth in Section 8.1 shall be satisfied or waived, in accordance with the terms hereof or such other date as may be agreed to in writing by the parties hereto.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Collateral” shall mean and include all of Borrower’s rights, title and interest, including, without limitation, the Borrower’s security entitlements (as such term is defined in Article 8 of the Uniform Commercial Code as adopted in the State of New York), in and to any assets, including bitcoin, in each case, held in the Collateral Account, together with all substitutions, replacements and proceeds arising out of any of the foregoing.

“Collateral Account” means the account in the name of the Borrower established with the Custodian and subject to the Control Agreement to hold bitcoin collateral pledged by Borrower to the Lender, as security for the Indebtedness owed by Borrower to Lender.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on Borrower’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement or the Loan Documents, including any Consents required under all applicable federal, state or other Applicable Law.

“Controlled Group” shall mean, at any time, Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with Borrower, are treated as a single employer under Section 414 of the Code or 29 U.S.C. 1301(b)(1).

“Custodian” shall mean [****], or such other successor custodian approved in accordance with Section 4.7(g).

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Effective Date” means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Eligible Contract Participant” has the meaning ascribed to such term under Section 1(a)(12) of the Commodity Exchange Act, as amended and which may further be amended from time to time, including as amended by the Commodity Futures Modernization Act of 2000.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time and the rules and regulations promulgated thereunder.

“Event of Default” shall have the meaning set forth in Article X hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Far Peak Merger Agreement” means that certain Business Combination Agreement dated as of July 8, 2021, among Far Peak Acquisition Corporation, Borrower and the other parties thereto.

“Forked Assets” shall mean digital assets that result from any Hard Fork occurring after the Effective Date.

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hard Fork” means a permanent substantial software modification to the Blockchain which results in two or more competing and incompatible Blockchain implementations, one running the pre-modification software program and the other running the modified version (i.e., a second “Bitcoin network”).

“Indebtedness” shall mean, as to any Person at any time:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under (i) letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties and (ii) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person (except unsecured and unmatured reimbursement obligations in respect thereof obtained in the ordinary course of business to secure the performance of obligations that are not Indebtedness pursuant to another clause of this definition);

(c) net obligations of such Person under any swap contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

(f) all capitalized lease obligations (excluding any lease that would be considered an operating lease under IFRS prior to the Effective Date).

“Indemnified Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

“Insolvency Event” shall mean, with respect to any Person, such Person (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code), or (b) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, and, in the case of clauses (a) and (b), such proceeding or appointment, as applicable, has not been dismissed within [****] of the commencement of such proceeding or appointment, as applicable, or (c) admits in writing its inability, or becomes generally unable, to pay its debts as they become due.

“Interest Payment Date” shall mean [****], or if such day is not a Business Day, the next succeeding Business Day, commencing on [****] after the initial Advance Date; provided that the final Interest Payment Date shall be the Maturity Date.

“Interest Rate” means a per annum rate equal to [****].

“Interest-Rate Ceiling” means [****].

“IPO” means (i) the issuance by Borrower or any direct or indirect parent company of Borrower of its common equity interests in an underwritten primary public offering pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission or a foreign financial regulatory authority, and (ii) the SPAC transaction contemplated by the Far Peak Merger Agreement.

“Law(s)” shall mean any law(s) (including common law and equitable principles), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, code, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing.

“Loan” shall mean the extension of credit made pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Account Control Agreement, the Note, the Loan Schedule and any and all other documents, instruments and agreements made by Borrower in favor of Lender in connection with the Loan, as the same may be hereafter amended, modified or supplemented from time to time.

“Loan Schedule” shall mean the schedule of Loan details attached hereto as Schedule 1, as supplemented by Lender from time to time.

“LTV Ratio” means, as of any date of determination, the quotient expressed as a percentage of (x) the outstanding Advances divided by (y) the Borrowing Base.

“Material Adverse Effect” shall mean any circumstance or event or series of circumstances or events, including, without limitation, any material disruption of the Bitcoin Network, which individually or in the aggregate causes (a) a material adverse effect upon, the operations, business, assets or financial condition of Borrower taken as a whole; (b) a material impairment of the ability of Borrower, if any, to perform its payment obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity and/or enforceability of this Agreement or any of the Loan Documents.

“Maturity Date” means the earlier to occur of (a) the last day of the Term (as defined in Section 13.1 below), and (b) the date on which this Loan becomes due in accordance with Article XI of this Agreement.

“Maximum Rate” means, on any day, the highest rate of interest (if any) permitted by applicable law on such day.

“Note” shall have the meaning given to that term in Section 2.1, as amended, restated, extended, supplemented or otherwise modified from time to time.

“Obligations” shall mean and include any and all loans (including without limitation, all Advances), advances, debts, liabilities, obligations, covenants and duties owing by Borrower under this Agreement or any Loan Document (and any amendments, extensions, renewals or increases thereto), to Lender of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by Borrower and any indemnification obligations payable by Borrower arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Borrower, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise including all costs and expenses of Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses.

“Ordinary Course of Business” shall mean, with respect to Borrower, the ordinary course of such Borrower’s business as conducted on the Closing Date and reasonable extensions thereof.

“Organizational Documents” shall mean, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Loan Document.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Payment Office” shall mean such office of Lender or account instructions, which Lender designates to receive payments from Borrower of amounts due under this Agreement.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA maintained by Borrower or any member of the Controlled Group or to which Borrower or any member of the Controlled Group is required to contribute.

“Revolving Advances” shall mean Advances made under the Note pursuant to this Agreement.

“Revolving Commitment” shall mean the obligation of Lender to make Revolving Advances, in an aggregate principal and/or face amount not to exceed $225,000,000.

“Sanctioned Country” shall mean a country which is itself the subject of any Sanctions.

“Sanctioned Person” shall mean any Person (a) listed in any Sanctions-related list of designated Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority to whose jurisdiction the Borrower is subject, (b) operating, organized or resident in a Sanctioned Country, (c) owned or controlled by an such Persons described in the foregoing clause (a), or (b) or (d) otherwise the subject of any Sanctions.

“Sanctions” shall mean any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority to whose jurisdiction the Borrower is subject.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPAC” means a special purpose acquisition company, blank check company or similar entity incorporated, formed or otherwise organized for the purpose of effecting a business combination with one or more businesses or entities.

“SPAC Transaction” means a business combination transaction in which a SPAC is the parent or the successor of the Borrower or a direct or indirect parent thereof following the transaction and in which the stockholders of the Borrower or a direct or indirect parent thereof receive shares of common stock of the SPAC that are listed on a nationally recognized stock exchange and/or other forms of cash or non-cash consideration.

“Subsidiary” of any Person shall mean a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Uniform Commercial Code” or “UCC” shall have the meaning set forth in Section 1.3 hereof.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Valuation Method” shall mean the price of bitcoin at the specified [****] (“Index”) [****] (“Valuation Source”). If at any time the Index or Valuation Source becomes unavailable, then Lender shall designate one of the alternate Indexes or Valuation Sources identified on Schedule 2 attached hereto (each, an “Alternative Source”) as the replacement Index and Valuation Source, which election shall be effective as of the date and time the prior Index and Valuation Source became unavailable. [****].

1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.4. Certain Matters of Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Lender is a party, including references to any of the Loan Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. Except as otherwise expressly provided for herein, all references herein to the time of day shall mean the time in San Diego, California. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing pursuant to this Agreement. Any Lien referred to in this Agreement or any of the Loan Documents as having been created in favor of Lender, any agreement entered into by Lender pursuant to this Agreement or any of the Loan Documents, any payment made by or to or funds received by Lender pursuant to or as contemplated by this Agreement or any of the Loan Documents, or any act taken or omitted to be taken by Lender, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Lender. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

II. ADVANCES, PAYMENTS.

2.1. Revolving Advances Subject to the terms and conditions set forth in this Agreement, Lender will make Revolving Advances to Borrower in aggregate amounts outstanding at any time equal to the lesser of (x) the Revolving Commitment and (y) an amount equal to the product of (i) the Advance Rate multiplied by (ii) the Borrowing Base (the “Maximum Advance Amount”). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Advances. The Revolving Advances shall be evidenced by the Revolving Credit Note, of even date herewith, made by Borrower in favor of Lender (the “Note”).

2.2. Procedures for Requesting Revolving Advances. To make a request for an Advance, the Borrower shall deliver to the Lender and Custodian, not later than [****] prior to the proposed Advance Date (or such later date agreed by the Lender), a request for advance in an amount [****] in the form of Exhibit A hereto (a “Request for Advance”), and [****]. Lender shall be entitled to rely on any Request for Advance signed by the individual signing this Agreement on behalf of Borrower or otherwise designated by Borrower, in writing, as authorized to make requests for Advances. Upon the satisfaction or waiver of each of the conditions precedent set forth in Section 8.2, the Lender shall disburse such Advance to Borrower’s deposit account with Lender in immediately available funds. If Borrower requests that an Advance be deposited into another account of Borrower, Borrower shall deliver complete wire instructions for that account when it submits its Request for Advance, and Borrower shall be responsible for any wire transfer fees imposed by Lender in accordance with its fee schedule governing Borrower’s bank transactions. Any wire requests and/or instructions submitted [****] on the Advance Date may not be deposited until the next Business Day (unless otherwise agreed by the Lender).

2.3. Manner and Repayment of Advances.

(a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon notice to the Borrower upon (x) acceleration by the Lender after the occurrence and continuation of an Event of Default under this Agreement or (y) termination of this Agreement.

(b) All payments of principal, interest and other amounts payable hereunder, or under any of the Loan Documents shall be made to Lender at the Payment Office not later than [****] on the due date therefor in Dollars in federal funds or other funds immediately available to Lender. Lender shall have the right to effectuate payment of any and all Obligations due and owing hereunder by charging Borrower’s Account (and Borrower’s Account only).

(c) Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest, fees and other amounts payable hereunder shall be made without deduction, setoff or counterclaim and shall be made to Lender, in each case on or prior to [****], in Dollars and in immediately available funds.

(d) From time to time, Borrower may make voluntary prepayments of the Loan without premium or penalty, and, upon notice to the Lender, the Borrower may fund such prepayments with proceeds from the sale of Collateral, subject to (i) the proceeds of such sale of Collateral being unconditionally committed by Borrower to Lender as acknowledged by Custodian, which may be effected by Lender through the issuance of a “Notice of Exclusive Control” under the Control Agreement and/or request to transfer such Collateral to Lender’s control, and (ii) such proceeds being paid to Lender as soon as practically possible on the same Business Day as the sale of the Collateral occurs. Any such voluntary prepayment shall not reduce the Revolving Commitment and any amounts so prepaid may be reborrowed subject to of the terms and conditions of this Agreement.

2.4. Repayment of Excess Advances.

(a) If, on any day, the LTV Ratio is equal to or greater than [****] (a “Collateral Shortfall”), the Borrower shall, upon written notice (which may be provided by email) by the Lender and/or Custodian of such Collateral Shortfall, have [****] after the receipt of such notice (the “Cure Deadline”) to cause the LTV Ratio to be less than or equal to [****]. If the LTV Ratio is not less than or equal to [****] by the Cure Deadline (at or before the same time of day as the receipt of the foregoing notice), an Event of Default shall be deemed to exist, in which case Lender shall be entitled to exercise any and all rights and remedies under Article XI and/or applicable law. [****].

(b) If, on any day, the LTV Ratio is less than [****], the Borrower may, in its sole discretion, either (i) after giving at least [****] prior notice to the Lender, withdrawing bitcoin from the Collateral Account in accordance with Section 2.6 below, which after giving effect to such withdrawal would not increase the LTV Ratio to be greater than [****], and/or (ii) requesting additional Advances as set forth in Section 2.2.

2.5 Use of Proceeds. Borrower shall apply the proceeds of Advances to [****].

2.6 Return of Excess Collateral. From time to time, Borrower may have more Collateral in the Account than is required by Section 2.4 based on the then current valuation of the Collateral (according to the Valuation Method) and the then principal amount of all outstanding Advances (such excess Collateral, the “Excess Collateral”). Borrower may, [****], request a return of some or all of the Excess Collateral. Requests for a return of Excess Collateral must be in writing delivered to Custodian (which may be delivered by email) and be for a minimum amount of [****] (or equivalent amount of BTC). Lender shall use commercially reasonable efforts to respond to requests from the Custodian for Lender’s approval within [****] after Lender’s receipt of the request. Borrower shall not be entitled to a return of any portion of Collateral, if, after giving effect to the return of that portion of Collateral, the principal amount of outstanding Advances (together with any accrued but unpaid interest and any other amounts owed to Lender) would exceed the Maximum Advance Amount.

III. INTEREST AND FEES.

3.1. Interest. Subject to the last sentence of this paragraph, the Obligations shall bear interest at the Interest Rate. Interest on Advances shall be payable in arrears on each Interest Payment Date; provided that all accrued and unpaid interest shall be due and payable at the end of the Term. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Lender, or in the case of any Event of Default under Section 10.1 or Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party, the Obligations shall [****] (the “Default Rate”).

3.2. [****]

3.3. [****]

3.4. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Interest Rate for the outstanding Advances during such extension.

3.5. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law: (a) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (b) such excess amount shall be first applied to any unpaid principal balance owed by Borrower; and (c) if the then remaining excess amount is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate. Notwithstanding anything to the contrary contained in this Agreement or in any Loan Document, all agreements which either now are or which shall become agreements between Borrower and Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under this Agreement or any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of Borrower and Lender. The foregoing provisions shall never be superseded or waived and shall control every other provision of this Agreement or any Loan Document and all agreements among Borrower and Lender, or their respective successors and assigns. If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Lender by reason thereof shall be payable in accordance with Section 3.1 of this Agreement.

3.6. Increased Costs. In the event that any Change in Law shall:

(a) subject Lender to any tax of any kind whatsoever with respect to this Agreement, or change the basis of taxation of payments to Lender in respect;

(b) impose, modify or deem applicable any reserve, special deposit, assessment, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c) impose on Lender any other condition, loss or expense (other than Taxes) affecting this Agreement or any Loan Document or any Advance made by Lender;

and the result of any of the foregoing is to increase the cost to Lender of making, converting to, continuing, renewing or maintaining its Advances hereunder by an amount that Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount Lender deems to be material, then, in any case Borrower shall promptly pay Lender, upon its demand, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be; provided that the foregoing shall not apply to increased costs which are reflected in the Base Rate, as the case may be, Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error; provided further that Borrower shall not be required to compensate Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor.

3.7. Application of Payments. So long as no Event of Default then exists, all payments from Borrower received by Lender shall first be applied to accrued but unpaid interest; second, to the principal balance outstanding; and third, to any late charges and costs of collection. Upon the occurrence and continuance of an Event of Default, Lender may apply payments in such order and amounts as Lender elects, in its sole and absolute discretion.

3.8. Taxes.

(a) Any and all payments by or on account of any Obligations hereunder or under any Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if Borrower shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Body in accordance with Applicable Law.

(b) Without limiting the provisions of Section 3.8(a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Body in accordance with Applicable Law.

(c) [****]

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Body, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(e) If Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower have paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund); provided that Borrower, upon the request of Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Body) to Lender in the event Lender is required to repay such refund to such Governmental Body. This Section shall not be construed to require Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

IV.	COLLATERAL: GENERAL TERMS.

4.1. Security Interest in the Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby pledges and grants to Lender, a continuing security interest in and to and Lien on all of the Collateral, whether now owned or existing or hereafter created, acquired or arising and wheresoever located.

4.2. Perfection of Security Interest. Borrower shall take all action that may be necessary or desirable, or that Lender may request, so as at all times to maintain the validity, perfection, enforceability and priority of Lender’s security interest in and Lien on the Collateral or to enable Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (a) immediately discharging all Liens on the Collateral other than Lender’s security interest, customary Liens in favor of the Custodian and customary bankers’ set-off rights, (b) entering into an Account Control Agreement with respect to the Collateral Account reasonably satisfactory to Lender and Borrower, and (c) executing and delivering financing statements, control agreements, instruments of pledge, notices and collateral assignments, in each case in form and substance reasonably satisfactory to Lender, relating to the creation, validity, perfection, maintenance or continuation of Lender’s security interest and Lien under the UCC or other Applicable Law. By its signature hereto, Borrower hereby authorizes Lender to file against such Borrower, one or more financing, continuation or amendment statements pursuant to the UCC in form and substance satisfactory to Lender, on the condition that the description of the collateral in any such statement only is limited to only the Collateral. Subject to any expense limitation set forth in Section 13.9 all reasonable and documented charges, expenses and fees Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower’s Account (and Borrower’s Account only) as a Revolving Advance and added to the Obligations, or, at Lender’s option, shall be paid by Borrower to Lender upon demand.

4.3. Preservation of Collateral. Following the occurrence and continuance of an Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Lender: [****]. Lender shall provide notice to Borrower of its exercise of any of the foregoing rights under this Section 4.3. Following the occurrence and continuance of an Event of Default, Borrower shall reasonably cooperate with all of Lender’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Lender may reasonably request. All of Lender’s reasonable and documented expenses of preserving the Collateral following the occurrence and continuance of an Event of Default, including any expenses relating to the bonding or insuring of a custodian, shall be charged to Borrower’s Account (and Borrower’s Account only) as a Revolving Advance and added to the Obligations. Nothing contained in this Section 4.3 is intended to impose any burden or obligation on Lender to preserve or hold any portion of the Collateral, and Lender may immediately, with notice as promptly as reasonably practicable (which may occur after such liquidation), liquidate some or all of the Collateral following the occurrence and continuance of an Event of Default.

4.4. Ownership and Location of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Lender’s security interest, Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Lender; and the Collateral shall be free and clear of all Liens whatsoever (other than Lender’s security interest, customary Liens in favor of the Custodian and customary bankers’ set-off rights).

4.5. Defense of Lender’s Interests. Until payment and performance in full of all of the Obligations (other than contingent indemnification and reimbursement obligations as to which no claim has been asserted), Lender’s interests in the Collateral shall continue in full force and effect. During such period Borrower shall not, without Lender’s prior written consent, pledge, sell, assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way, any part of the Collateral (other than with respect to the Lender’s security interest, customary Liens in favor of the Custodian and customary bankers’ set-off rights). Borrower shall defend Lender’s interests in the Collateral against any and all Persons whatsoever. At any time, following written demand by Lender for payment of all Obligations during the continuance of an Event of Default (subject to any right to a grace period or right to cure), Lender shall upon written notice to Borrower (i) have the right to take control of the Collateral in whatever manner stored, including hardware wallets, software wallets, whether encrypted or unencrypted, and all medium upon which the private keys associated with the Collateral are retrievable and (ii) be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law.

4.6. Financing Statements. Except with respect to the financing statements filed by Lender, no financing statement covering any of the Collateral is or will be on file in any public office.

4.7 Custodian.

(a) Lender shall have no liability to Borrower or other person for Custodian failure to comply with any of its contractual obligations with respect to the Collateral or any other acts or omissions of Custodian, including, without limitation, any losses or damages arising out of the theft or misappropriation of the Collateral or claims that the Custodian failed to properly safeguard the Collateral (in each case, other than any liabilities caused by the gross negligence or willful misconduct of the Lender). Any diligence performed by Lender with respect to the qualifications and suitability of the Custodian is solely for Lender’s benefit. Lender makes no representations or statements about the Custodian’s experience or qualifications to perform its obligations. Borrower is engaged in commercial activities involving virtual currency and digital assets, has significant experience buying, selling and storing virtual currency and other digital assets, including bitcoin, and has done its own evaluation and diligence concerning the Custodian. By entering into this Agreement and accepting the Advances, Borrower represents and warrants to Lender that it has performed independent diligence on the Custodian and determined Custodian to be qualified to act in the capacity required under the Loan Documents. Borrower is under no obligation to enter into the transactions evidenced by this Agreement and does so only after making the determination in the immediately preceding sentence.

(b) In the event Borrower suffers any loss or damages as a result of Custodian’s acts or omissions, including without limitation, any theft or misappropriation of the Collateral, Borrower shall look solely to Custodian for any such loss or damages. [****].

(c) Without limiting the generality of the provisions in subparagraph (a) above, Borrower also acknowledges that it shall have no right to offset any amounts owed under this Agreement or any other Loan Documents by any claims against Custodian, including, without limitation, claims arising out of the theft or misappropriation of any of the Collateral, it being understood that Borrower’s obligations hereunder are absolute and irrespective of any such losses or claims.

(d) Borrower acknowledges that Lender may enter into separate agreements with an Custodian and/or one or more Affiliates of Custodian pursuant to which Lender compensates Custodian and/or one or more Affiliates of Custodian, including, without limitation, for performing certain loan servicing functions with respect to the Collateral and/or the Loan. The obligations of the Custodian or the Affiliates of Custodian under those agreements to service certain aspects of the Loan and provide trade execution services are for the sole benefit of Lender, and Borrower is not an intended third-party beneficiary under any such agreements.

(e) Lender shall not be liable to Borrower for any delays in the return of any Collateral to Borrower resulting from any delays caused by the Custodian or any other cause outside the reasonable control of Lender (and not resulting from Lender’s gross negligence or willful misconduct), including, without limitation, any disruption of the bitcoin network or governmental directive preventing the lawful transfer of the Collateral to the Borrower.

(f) Custodian shall constitute a “securities intermediary” as that term is defined in Article 8 of the Uniform Commercial Code of the State of New York (“Article 8”), or an agent thereof. Borrower and Lender acknowledge and agree that (i) the Collateral Account is considered a “securities account” under Article 8, and (ii) the Collateral in the Collateral Account shall be considered “financial assets” under Article 8. The treatment of Collateral as a financial asset under Article 8 does not determine the characterization or treatment of those assets under any other law or rule.

(g) [****]

V.	REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants as follows:

5.1. Authority. Borrower has full power, authority and legal right to enter into this Agreement and the Loan Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Loan Documents to which it is a party have been duly executed and delivered by Borrower, and this Agreement and the Loan Documents to which it is a party constitute the legal, valid and binding obligation of such Borrower enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Agreement and of the Loan Documents to which it is a party (a) are within such Borrower’s corporate or company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of law or the terms of such Borrower’s Organizational Documents or to the conduct of such Borrower’s business or of any material contract or undertaking to which such Borrower is a party or by which such Borrower is bound, (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body, any party to a material contract or any other Person, and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien upon any asset of such Borrower (other than the liens created hereunder in favor of Lender) under the provisions of any agreement, instrument, or other document to which such Borrower is a party or by which it or its property is a party or by which it may be bound, except, in the case of clauses (b), (c) and (d), where no Material Adverse Effect would be caused as a result therefrom.

5.2. Formation and Qualification. Borrower is duly incorporated or formed, as applicable, and in good standing under the laws of the jurisdiction in which it is organized and is qualified to do business and is in good standing in the jurisdictions where it conducts business which constitute all states in which qualification and good standing are necessary for Borrower to conduct its business and own its property except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect on such Borrower. Borrower has delivered to Lender true and complete copies of its Organizational Documents and will promptly notify Lender of any material amendment or changes thereto.

5.3. Survival of Representations and Warranties. All representations and warranties of such Borrower contained in this Agreement and the Loan Documents to which it is a party shall be true in all material respects at the time such representations and warranties are required to be given, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4. Tax Returns. Except to the extent that would not cause a Material Adverse Effect, Borrower has filed all federal, state and local tax returns, to the extent required, and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. The provision for taxes on the books of Borrower is adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Borrower has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

5.5. Financial Statements. The December 31, 2020 and year-to-date June 30, 2021, balance sheet of borrower prepared on a consolidated basis (the “Balance Sheet”) furnished to Lender on the Closing Date (as supplemented), taken as a whole, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not misleading. All financial statements referred to in this Section 5.5, including the related schedules and notes thereto, have been prepared in accordance with IFRS, except as may be disclosed in such financial statements.

5.6. Entity Names. Except as disclosed to Lender, in writing, during the application process, Borrower has not been known by any other company or corporate name, as applicable, in the past five (5) years, nor has Borrower been the surviving corporation or company, as applicable, of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

5.7. Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance.

(a) (i) Borrower is, and after giving effect to the Loan, Borrower will be, on a consolidated basis, Solvent.

(b) Except as disclosed by Borrower to Lender in writing prior to the Closing Date (including in any financial statements delivered to Lender) or as reflected in the Borrower’s public filings, Borrower has no (i) pending or threatened litigation, arbitration, actions or proceedings that would cause a Material Adverse Effect or (ii) outstanding Indebtedness (x) for borrowed money other than the Obligations or (y) secured by any lien, security interest other charge in or against the Collateral (other than customary Liens in favor of the Custodian and customary bankers’ set-off rights).

(c) Borrower is not in violation of any applicable statute, law, rule, regulation or ordinance in any respect which would reasonably be expected to have a Material Adverse Effect, nor is Borrower in violation of any order of any court, Governmental Body or arbitration board or tribunal.

(d) Except as would not reasonably be likely to give rise to a Material Adverse Effect, (1) the Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan, (2) the Borrower and each member of the Controlled Group have not incurred any liability to the PBGC or a Plan under Title IV of ERISA in connection with the termination of a Plan, and (3) each Plan maintained by the Borrower is in compliance with the presently applicable provisions of ERISA and the Code.

5.8. Licenses and Permits. Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business except where the failure to be in compliance with or procure such licenses or permits would not reasonably be expected to have a Material Adverse Effect.

5.9. Default of Indebtedness. No Borrower is in default in the payment of the principal of or interest on any material Indebtedness or under any instrument or agreement under or subject to which any such Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder that would permit the holder thereof to accelerate such Indebtedness.

5.10. No Default. No Borrower is in default in the payment or performance of any of its material contractual obligations and no Default or Event of Default has occurred and is continuing.

5.11. Disclosure. No representation or warranty made by Borrower in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith, taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole and subject to any supplements), in the light of the circumstances under which they were made, not misleading. There is no fact known to Borrower which such Borrower has not disclosed to Lender in writing with respect to the transactions contemplated by or this Agreement which would reasonably be expected to have a Material Adverse Effect.

5.12. Business of Borrower. Upon and after the Closing Date, Borrower does not propose to engage in any business other than the business it currently operates as of the Effective Date, or that are reasonably related, incidental, complimentary or ancillary thereto or reasonable extensions thereof, and activities necessary to conduct the foregoing.

5.13. Certificate of Beneficial Ownership. To the best knowledge of the Borrower, the Certificate of Beneficial Ownership executed and delivered to Lender for Borrower on or prior to the Closing Date, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered.

5.14 Eligible Contract Participant. Borrower qualifies as an Eligible Contract Participant.

5.15 Right to Pledge. Borrower has the unconditional right and authority to grant Lender a first priority security interest, free of any claims, liens or security interests in favor of any other Person, in the Collateral.

VI.	AFFIRMATIVE COVENANTS.

Borrower shall, until payment in full of the Obligations (other than contingent indemnification and reimbursement obligations as to which no claim has been asserted):

6.1. Compliance with Laws. Comply with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of such Borrower’s business except where non-compliance would not reasonably be expected to have a Material Adverse Effect.

6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Keep in full force and effect its existence; (b) comply in all material respects with the laws and regulations governing the conduct of its business except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.3. Books and Records. Keep proper books of record and account in which full, true and correct entries will be made in accordance with, or as required by, IFRS consistently applied.

6.4. Payment of Taxes. Except where the failure to do so would not result in a Material Adverse Effect, pay, when due, all taxes, assessments and other charges lawfully levied or assessed upon such Borrower or any of the Collateral, including personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes.

6.5. [****]

6.6. Insurance.

(a) Borrower represents to Lender that Borrower’s business operations and activities as of the date hereof do not amount to operations and activities that customarily obtain insurance coverage for similarly situated companies; however, Borowerr acknowledges and agrees that, in the event that Borrower’s business operations and activities materially change from those in existence as of the date hereof, the Borrower shall within five (5) Business Days notify the Lender and shall undertake to maintain such insurance coverage, as is customary in the case of similarly situated companies as soon as reasonably practical, but not later than 45 Business Days after the change in such operations and activities. In addition, Borrower shall undertake commercially reasonable efforts to review and confirm that Custodian maintains coverage that is customary for companies engaged in the custody of digital assets (the “Required Digital Asset Coverage”). During the time in which the Collateral remains in the custody of the Custodian and the Custodian maintains the Required Digital Asset Coverage, Borrower is not required to maintain separate coverage for losses covered by the Required Digital Asset Coverage.

(b) Borrower acknowledges that Required Digital Asset Coverage maintained by the Custodian may not be sufficient to cover the entire loss in the event some or all of the Collateral is lost or stolen. Lender’s acceptance of such insurance should not be considered as a representation, opinion or indication that the coverages provided by the Custodian are suitable for Borrower. In some cases, the amount of proceeds available on account of a loss may only be sufficient to repay the Advances and may not be sufficient to cover some or all of Borrower’s equity in the Collateral. As such, Borrower should evaluate with its risk management personnel what insurance coverage it should maintain independent of those maintained by the Custodian.

6.7. Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods) all its Indebtedness, except when the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.8. Execution of Supplemental Instruments. Execute and deliver to Lender from time to time, upon demand, such supplemental agreements, statements, collateral assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Lender may reasonably request, in order that the full intent of this Agreement may be carried into effect.

6.9. Certificate of Beneficial Ownership and Other Additional Information. Provide to Lender: (i) upon reasonable request, confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Lender; (ii) a new Certificate of Beneficial Ownership, in form and substance satisfactory to Lender when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by Lender from time to time for purposes of compliance by Lender with applicable laws (including without limitation the USA PATRIOT ACT and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by Lender or such Lender to comply therewith.

6.10. Operational Security. Borrower shall follow and maintain commercially reasonable operational security practices throughout the Term of the Loan, including, without limitation, ensuring that all communications initiated by Borrower to Lender and/or Custodian involving private or public keys or other sensitive information are accomplished through secure means, such as encrypted email communication. Borrower shall employ adequate security measures to safeguard any passwords, personal identification numbers and other credentials that can be used to access information about the Loan, the Collateral and any deposits and/or withdrawals of digital assets involving the Loan.

VII. NEGATIVE COVENANTS.

Borrower shall not, until satisfaction in full of the Obligations (other than contingent indemnification and reimbursement obligations as to which no claim has been asserted):

7.1. Sale of Collateral. Sell, lease, transfer or otherwise dispose of any Collateral in violation of this Agreement.

7.2. Creation of Liens. Create or suffer to exist any Lien (or transfer upon or against) any of the Collateral in violation of this Agreement.

7.3. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness secured by the Collateral other than the Obligations (and customary Liens in favor of the Custodian and customary bankers’ set-off rights).

7.4. Nature of Business. Substantially change the nature of the business in which it is presently engaged, except for business and activities reasonably related, incidental, complimentary or ancillary thereto or reasonable extensions thereof, and activities necessary to conduct the foregoing.

7.5. Fiscal Year and Accounting Changes. Change its fiscal year end or make any change (a) in accounting treatment and reporting practices except as required by IFRS or (b) in tax reporting treatment except as required by law.

7.6. [Reserved.]

7.7. Compliance with ERISA. Cause, or permit any member of the Controlled Group to cause, a representation or warranty in Section 5.7(d) to cease to be true and correct.

VIII. CONDITIONS PRECEDENT.

8.1. Conditions to Initial Advances. The effectiveness of this Agreement and the agreement of Lender to make the initial Advance requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lender, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

(a) This Agreement. Lender shall have received this Agreement duly executed and delivered by an authorized officer of Borrower;

(b) Note. Lender shall have received the Note duly executed and delivered by an authorized officer of Borrower;

(c) Loan Documents. Lender shall have received each of the executed Loan Documents, as applicable, including, without limitation, the Account Control Agreement and a duly executed Loan Schedule in form and substance satisfactory to Lender;

(d) Borrowing Base. Lender shall have received evidence from Custodian that the aggregate amount of Collateral in the Collateral Account is sufficient in value and amount to support Advances in the amount requested by Borrower on the Closing Date;

(e) [****];

(f) Filings, Registrations and Recordings. Each document (including any UCC financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Lender to be filed, registered or recorded in order to create, in favor of Lender, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(g) Secretary’s Certificates, Authorizing Resolutions and Good Standings of Borrower. Lender shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of Borrower in form and substance satisfactory to Lender dated as of the Closing Date which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Lender, of the board of directors (or other equivalent governing body, member or partner) of such Borrower authorizing (x) the execution, delivery and performance of this Agreement, the Notes and each Loan Document to which such Borrower is a party (including authorization of the incurrence of indebtedness and borrowing of Revolving Advances), and (y) the granting by such Borrower of the security interests in and liens upon the Collateral to secure all of the Obligations of Borrower (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate, (ii) copies of the Organizational Documents of such Borrower as in effect on such date, complete with all amendments thereto, and (iii) the good standing (or equivalent status) of such Borrower in its jurisdiction of organization a dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of such jurisdiction;

(h) [****]

(i) No Litigation. No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against Borrower or against the officers or directors of Borrower (A) in connection with this Agreement, the Note, the Loan Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Lender, is deemed material or (B) which could have a Material Adverse Effect; and no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the transactions contemplated by this Agreement shall have been issued by any Governmental Body;

(j) Fees. Lender shall have received all fees payable to Lender (subject to Section 13.9 of this Agreement) on or prior to the Closing Date hereunder, including pursuant to Article III hereof;

(k) Insurance. Subject to the provisions of Section 6.6(a), Lender shall have received in form and substance reasonably satisfactory to Lender, (i) evidence that adequate insurance required to be maintained under this Agreement is in full force and effect, and (ii) insurance certificates issued by Borrower’s insurance broker containing such information regarding Borrower’s insurance policies as Lender shall request;

(l) Request for Advance. A properly completed Request for Advance; and

(m) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Lender and its counsel.

8.2. Conditions to Each Advance. The agreement of Lender to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a) Representations and Warranties. Each of the representations and warranties made by Borrower in or pursuant to this Agreement, the Loan Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Loan Documents or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date);

(b) Request for Advance. A properly completed Request for Advance;

(c) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Lender, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

(d) Maximum Advances. After giving effect to the requested Advance, the aggregate amount of Advances shall not exceed the Maximum Advance Amount.

Each request for an Advance by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Advance that the conditions contained in this Section shall have been satisfied.

IX. INFORMATION AS TO BORROWER.

Borrower shall, until satisfaction in full of the Obligations (other than contingent indemnification and reimbursement obligations as to which no claim has been asserted):

9.1. Disclosure of Material Matters. Immediately upon learning thereof, report to Lender all matters materially and adversely affecting the value, enforceability or collectability of any portion of the Collateral, or any Lien other than Lender’s security interest (and Liens not prohibited hereunder), placed upon or asserted against Borrower or any Collateral.

9.2. Annual Financial Statements. Borrower shall furnish, to Lender within [****] after the end of each fiscal year of Borrower, financial statements of Borrower on a consolidated basis including, but not limited to, [****] from the beginning of the current fiscal year to the end of such fiscal year IFRS applied on a basis consistent with prior practices, and in reasonable detail and reported upon without a “going concern” or like qualification (other than such qualification, that is solely with respect to, or resulting solely from, (x) an upcoming maturity date under the document governing any Indebtedness or (y) any prospective or actual inability to satisfy any financial maintenance covenant contained in the document governing any Indebtedness) by an independent certified public accounting firm selected by Borrower, as applicable, and reasonably satisfactory to Lender (the “Accountants”).

9.3. Quarterly Financial Statements. Furnish Lender within [****] after the end of each fiscal quarter, company prepared financial statements of Borrower on a consolidated basis, including [****] from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to Borrower’s business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

9.4. Collateral Account Reports. Solely to the extent the Custodian fails to provide Lender with electronic access to daily account information, including asset balances, for the Collateral Account, then, upon written request by Lender (which may be provided by email), at or [****] during an Availability Period, the Borrower shall make available a report to the Lender that sets forth the total amount of bitcoin subject to the Collateral Account, in each case [****].

9.5 Account Statements. Upon written request by Lender (which may be provided by email), the Borrower shall furnish Lender, [****], such account statements and other information reasonably required by Lender [****].

9.6. Additional Information. Upon written request by Lender, furnish Lender with such additional information as Lender shall reasonably request in order to enable Lender to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Borrower including, copies of all security audits and reviews.

9.7. Notice of Suits, Adverse Events. Furnish Lender with prompt written notice of (a) any lapse or other termination of any Consent issued to Borrower by any Governmental Body or any other Person that is material to the operation of Borrower’s business; (b) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; (c) copies of any periodic or special reports filed by Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower, or if copies thereof are requested by Lender; and (d) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to Borrower, in each case, to the extent any such lapse, termination, refusal or other underlying event would have a Material Adverse Effect.

9.8. [****]

X. EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1. Nonpayment. Failure by Borrower to pay (a) within [****] of the date due, any scheduled installment of principal or interest on the Obligations, or any other fee, charge, amount or liability provided for herein (other than those set forth in subclause (b) of this Section 10.1 for which no grace period shall apply), or (b) on or before the date due, any amounts owed under Section 2.4, or any principal payment of the Loan required at maturity or by reason of acceleration pursuant to the terms of this Agreement.

10.2. Breach of Representation. Any representation or warranty made or deemed made by Borrower in this Agreement, any Loan Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made; provided, that, in each case, such inaccuracies, to the extent capable of being corrected, are not corrected within [****] following notice from Lender.

10.3. Financial Information. Failure by Borrower to (a)(i) furnish financial information in Section 9.2, 9.3, 9.4 or, as applicable, 9.5, when due (to the extent not cured within [****] after request), or (ii) when requested within [****] of such request or (b) permit the inspection of its books or records in accordance with this Agreement;

10.4. Judicial Actions. Issuance of a notice of Lien, levy, assessment, injunction or attachment against (a) a material portion of the Collateral or (b) the Borrower’s other property that results in a Material Adverse Event, in each case, which is not stayed or lifted within [****];

10.5. Noncompliance. Except as otherwise provided for in Sections 10.1, 10.2, 10.3 and 10.4, failure or neglect of Borrower to perform, keep or observe any term, provision, condition or covenant contained in this Agreement (other than 10.1, 10.2, 10.3 and 10.4) or any other Loan Document, in each case, beyond any applicable cure and/or grace period, which is not cured within [****] from written notice by Lender of the occurrence of such failure or neglect;

10.6. Judgments. Any (a) judgment or judgments, writ(s), order(s) or decree(s) for the payment of money are rendered against Borrower for an amount in excess of [****] or against Borrower for an aggregate amount in excess of [****] and (b) (i) action shall be legally taken by any judgment creditor to levy upon assets or properties of Borrower to enforce any such judgment, (ii) such judgment shall remain undischarged, unstayed or unvacated for a period of [****], or (iii) any Liens arising by virtue of the rendition, entry or issuance of such judgment upon assets or properties of Borrower shall be senior to any Liens in favor of Lender on such assets or properties;

10.7. Bankruptcy. Borrower or any Subsidiary of Borrower shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (c) make a general assignment for the benefit of creditors, (d) commence a voluntary case under any state or federal bankruptcy or receivership laws (as now or hereafter in effect), (e) be the subject of an Insolvency Event or otherwise be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (f) file a petition seeking to take advantage of any other law providing for the relief of debtors, or (g) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws,;

10.8. Material Adverse Effect. The occurrence of a Material Adverse Effect.

10.9. Lien Priority. Any Lien created hereunder or provided for hereby or under any related agreement for any reason (other than the actions or inactions of Lender) ceases to be or is not a valid and perfected Lien having a first priority interest (subject customary Liens in favor of the Custodian and customary bankers’ set-off rights);

10.10. [****] (b) a default of the obligations of Borrower under any other agreement to which it is a party shall occur which has a Material Adverse Effect, or (c) Lender declares a default or “event of default” under any other loan or extension of credit or other account agreement to Borrower or an Affiliate of Borrower;

10.11. Change of Control. Any Change of Control shall occur without Borrower’s prior written notice to Lender and Lender’s prior written approval thereof.

10.12. Invalidity. Any material provision of this Agreement or any other Loan Document shall, for any reason (other than as a result of acts or omissions by Lender or satisfaction in full of the Obligations (other than contingent indemnification and reimbursement obligations as to which no claim has been asserted)), cease to be valid and binding on Borrower or Borrower shall so claim in writing to Lender or Borrower challenges the validity of or its liability under this Agreement or any other Loan Document;

10.13. Seizures. Any portion of the Collateral shall be seized, subject to garnishment or taken by a Governmental Body;

10.14. Anti-Money Laundering/International Trade Law Compliance. Any representation or warranty contained in Section 13.16 is or becomes false or misleading at any time made.

XI. LENDER’S RIGHTS AND REMEDIES AFTER DEFAULT.

11.1. Rights and Remedies.

(a) During the continuance of: (i) an Event of Default pursuant to Section 10.7 (other than Section 10.7(g)), all Obligations shall be immediately due and payable accruing interest at the Default Rate, and this Agreement and the obligation of Lender to make Advances shall be deemed terminated, (ii) any of the other Events of Default and at any time thereafter, at the option and written demand of Lender, all Obligations shall be immediately due and payable and Lender shall have the right to terminate this Agreement and to terminate the obligation of Lender to make Advances; and (iii) without limiting Section 8.2 hereof, any Default under Sections 10.7(g) hereof, the obligation of Lender to make Advances hereunder shall be suspended until such time as such involuntary petition shall be dismissed. Upon the occurrence and continuance of any Event of Default, upon prior written notice to Borrower, Lender shall have the right to exercise any and all rights and remedies provided for herein, under the other Loan Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial or non-judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process, including at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Lender may elect. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order determined by Lender in its sole discretion. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Borrower shall remain liable to Lender therefor. Notwithstanding anything to the contrary contained herein to the contrary, upon the occurrence and continuance of any Event of Default, Lender may sell, or direct any Custodian to sell, any bitcoin, Forked Assets or other digital assets in the Collateral Account without (i) any notice to Borrower, however, Lender will use commercially reasonable efforts to provide Borrower with concurrent notice, (ii) any publication of notice about a sale of such assets, it being acknowledged by Borrower that highly liquid and efficient markets exist for the sale of bitcoin, or (iii) any obligation to account to Borrower for any losses caused by Lender’s decision to liquidate such Collateral.

(b) To the extent that Applicable Law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for Lender: (i) [reserved]; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to remove Liens on or any adverse claims against Collateral; (iv) [reserved]; (v) to contact other Persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of such Collateral; (vi) to hire one or more market makers and/or brokers specializing in digital asset transactions to assist in the disposition of Collateral; (vii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (viii) to dispose of assets in wholesale rather than retail markets; (ix) to disclaim disposition warranties, such as title, possession or quiet enjoyment; (x) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral; or (xi) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Upon the occurrence and continuance of any Event of Default, Lender shall have the right to exercise any and all rights and remedies provided for herein, under the other Loan Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process.

11.2. Lender’s Discretion. Except as otherwise provided herein, Lender shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Lender may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Lender’s rights hereunder as against Borrower or each other.

11.3. Setoff. In addition to any other rights which Lender may have under Applicable Law, upon the occurrence and continuance of an Event of Default hereunder, Lender shall have a right, upon concurrent written notice to Borrower, to apply Borrower’s property held by Lender or any of its Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to Lender with respect to any deposits held by Lender.

11.4. Liquidation without Notice. Borrower acknowledges that the price of bitcoin is (a) volatile and thus may decline speedily in value, and (b) bitcoin is a type of asset customarily sold on a recognized market. Accordingly, Borrower acknowledges and agrees that it would not be necessary under Section 9-611(b) of the UCC to give notice of any proposed disposition of the Collateral in accordance with Section 9-611 and 9-612 of the UCC.

11.5. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

XII. WAIVERS AND JUDICIAL PROCEEDINGS.

12.1 Waiver of Notice. Except as expressly provided for herein, Borrower hereby waives notice of non-payment of any indebtedness, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2. Delay. No delay or omission on Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

XIII. EFFECTIVE DATE AND TERMINATION.

13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Borrower and Lender, shall become effective on the date hereof and shall continue in full force and effect until [****] unless sooner terminated as herein provided or extended as provided below (the “Term”). On the condition that the Extension Conditions are met, Borrower may request Lender to extend the term of the Loan for successive [****], which Lender may grant or withhold in its sole and absolute discretion. For the avoidance of doubt, Lender may or may not grant such extension request for any such reason Lender determines, in its sole and absolute discretion, and Borrower shall not rely on Lender to grant any such approval of an extension. As used herein, the term “Extension Conditions” shall mean (i) no Default or Event of Default has occurred and is continuing, (ii) Borrower has provided Lender at least [****] (or such later amount of days agreed by Lender) prior written notice of its request to renew, (iii) Lender has reviewed and approved Borrower’s creditworthiness and collateral requirements according to Lender’s internal credit policies, (iv) Borrower recertifies that there has been no change in Beneficial Ownership since the inception of the Loan, or in the case of any changes, has provided Lender with such information about the then current Beneficial Ownership as Lender requests, and (v) the Borrower pays any required fees including but not limited to legal fees, commitment fees, and other loan related fees. Borrower may terminate this Agreement at any time upon [****] prior written notice to Lender upon payment in full of the Obligations (other than contingent indemnification and reimbursement obligations as to which no claim has been asserted).

13.2. Termination. The termination of the Agreement shall not affect Lender’s rights or any of the Obligations, in each case, having their inception prior to the effective date of such termination (and, in the case of such rights, are expressly intended to survive), or any Obligations which pursuant to the express terms hereof continue to accrue after such date, and the provisions hereof shall continue to be fully operative until all Obligations have been paid in full in cash (other than contingent indemnification and reimbursement obligations as to which no claim has been asserted).

13.3. Governing Law. This Agreement and each Loan Document (unless and except to the extent expressly provided otherwise in any such Loan Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Borrower with respect to any of the Obligations, this Agreement, the Loan Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, State of California, United States of America, and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Borrower at its address set forth in this Agreement and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Lender’s option, by service upon Borrower which Borrower irrevocably appoints as such Borrower’s agent for the purpose of accepting service within the State of California and/or New York.

Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens in any court referred to in the prior paragraph. Borrower waives the right to remove any judicial proceeding brought against such Borrower in any state court to any federal court. Any judicial proceeding by Borrower against Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in California or New York, at Lender’s option.

13.4. Entire Understanding.

(a) THIS AGREEMENT AND THE DOCUMENTS EXECUTED CONCURRENTLY HEREWITH CONTAIN THE ENTIRE UNDERSTANDING BETWEEN BORROWER AND LENDER AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. ANY PROMISES, REPRESENTATIONS, WARRANTIES OR GUARANTEES NOT HEREIN CONTAINED AND HEREINAFTER MADE SHALL HAVE NO FORCE AND EFFECT UNLESS IN WRITING, SIGNED BY BORROWER’S AND LENDER’S RESPECTIVE OFFICERS. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

13.5. Successors and Assigns; Participations.

(a) This Agreement shall be binding upon and inure to the benefit of Borrower and Lender, all future holders of the Obligations and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement. [****]

(b) Borrower acknowledges that in the regular course of commercial banking business Lender may at any time and from time to time sell participating interests in the Advances to other Persons (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) in all or a portion of Lender’s rights or obligations under this Agreement; provided that (i) Lender’s obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower shall continue to deal solely and directly with such Lender in connection with Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement.

13.6. Notice. Any notice or request hereunder may be given to Borrower or to Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 13.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a website to which Borrower are directed (an “Internet Posting”) if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 13.6) in accordance with this Section 13.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names in this Section 13.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 13.6. Any Notice shall be effective:

(a) In the case of hand-delivery, when delivered;

(b) If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, an Internet Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d) In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e) In the case of electronic transmission, when actually received;

(f) In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 13.6; and

(g) If given by any other means (including by overnight courier), when actually received.

(A) If to Lender at:

Silvergate Bank

[****]

Attention: [****]

Telephone: [****]

Facsimile: [****]

(B) If to Borrower:

Bullish Global

[****]

Attention: [****]

Email: [****]

with a copy to:

[****]

13.7. Survival. The obligations of Borrower under this Agreement relating to indemnification and reimbursement of expenses shall survive termination of this Agreement and the Loan Documents and payment in full of the Obligations.

13.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

13.9. Expenses. Borrower shall pay all out-of-pocket expenses incurred by Lender and its Affiliates (including the reasonable fees, charges and disbursements of one counsel for Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof. Notwithstanding the forgoing, Borrower shall only pay out-of-pocket expenses in excess of [****].

13.10. [Reserved].

13.11. Consequential Damages. Neither Lender nor Borrower, nor any agent or attorney for Lender nor Borrower, shall be liable to each other (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any other Loan Document.

13.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

13.13. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other form of electronic transmission (including email transmission of a PDF image or the use of a third-party platform, including DocuSign) shall be deemed to be an original signature hereto.

13.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

13.15. Publicity. Upon written approval by Borrower, Borrower hereby authorizes Lender to make appropriate announcements of the financial arrangement entered into among Borrower and Lender, including announcements which are commonly known as tombstones, in such publications and to such selected parties as Lender shall in its sole and absolute discretion deem appropriate.

13.16. Anti-Terrorism Laws.

(a) Borrower represents and warrants that none of the Borrower, any of its Subsidiaries, or, to the knowledge of the Borrower, any director, officer, agent or Affiliate of the Borrower, is a Sanctioned Person.

(b) Borrower covenants and agrees that none of the Borrower, any of its Subsidiaries, or, to the knowledge of the Borrower, any director, officer, agent or Affiliate of the Borrower, (i) will become a Sanctioned Person, (ii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law, (iii) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, or (iv) use the funds to repay the Obligations derived from any unlawful activity.

13.17 Jury Trial Waiver.

TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM, OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH PARTY HERETO.

13.18 Confidentiality. Under this Agreement, Confidential Information may be disclosed between the parties. “Confidential Information” means any information disclosed by or on behalf of one party (the “Disclosing Party”) to the other party (the “Receiving Party”) that is identified as confidential at the time of disclosure, or that reasonably should be understood to be confidential in view of the information’s nature or circumstances around its disclosure, and will in all cases include transaction structure, transaction and pricing terms, business and financial plans, financial and legal information, software, technology, technical specifications, product development plans, marketing plans, customer lists, information relating to a party’s business operations or business relationships, and the existence and terms of this Agreement. Confidential Information will not include information that (a) is or becomes a part of the public domain through no act or omission of the Receiving Party; or (b) was in the Receiving Party’s lawful possession prior to the disclosure; or (c) is lawfully disclosed to the Receiving Party by a third party without restriction on the disclosure; or (d) is independently developed by the Receiving Party. The Receiving Party agrees to hold the Disclosing Party’s Confidential Information in confidence during the Term of this Agreement and for a period of [****] after the termination of this Agreement (other than with respect to trade secrets, which shall be held in confidence following such period in accordance with this Agreement), and to disclose such Confidential Information only to its Affiliates and its and their respective directors, officers, advisors, employees and agents (including, without limitation, any outside law firm advising the Receiving Party) (collectively, the “Representatives”) who have a need to know such Confidential Information for purposes of assisting in the performance of this Agreement and are required to protect it against unauthorized disclosure. Notwithstanding the foregoing, the Receiving Party and its Representatives may disclose the Disclosing Party’s Confidential Information as required by law, regulation, governmental, regulatory or self-regulatory body or legal process (including by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process), so long as the Receiving Party, to the extent permitted by law, rule or regulation and reasonably practicable under the circumstances, notifies the Disclosing Party in advance of the required disclosure as soon as reasonably practicable to allow the Disclosing Party to contest the disclosure. Upon termination of this Agreement and at the written request of the Disclosing Party, the Receiving Party will promptly destroy or return, at the sole discretion of the Disclosing Party, all Confidential Information of the Disclosing Party in the Receiving Party’s possession or control, except for electronic copies made in the course of normal network backups or as required by internal compliance policies. For the avoidance of doubt, the existence and terms of this Agreement may be disclosed by Borrower or Borrower’s Affiliates (including Parent) to the public as required by Parent’s public disclosure obligations as a public company, including, without limitation, in connection with filings, submissions and any other similar documentation required or customary to comply with filing requirements of governmental authorities. The Borrower shall, in the case of any initial public disclosure of information about this Agreement or amendments thereto, use commercially reasonable efforts to notify the Lender in advance of the required disclosure as soon as reasonably practicable, and allow the Lender to review and request reasonable redactions of confidential business terms to the extent permissible by Applicable Laws; provided, that Borrower shall be permitted to reject any proposed redaction that Borrower determines in good faith is not permissible or advisable by Applicable Laws or any regulatory authority.

[Remainder of page intentionally left blank]

Each of the parties has signed this Agreement as of the day and year first above written.

BORROWER:

BULLISH GLOBAL

By:	[****]
Name:	[****]
Title:	[****]

LENDER:

SILVERGATE BANK

By:	[****]
Name:	[****]
Title:	[****]

Exhibit A

Request for Advance

[                ], 20[__]

To: SILVERGATE BANK

To Whom It May Concern:

We refer to the Revolving Credit and Security Agreement dated as of March 28, 2022 (the “Agreement”) between Silvergate Bank and Bullish Global, a Cayman Islands exempted company with limited liability. Terms defined in the Agreement have the same meanings in this Request for Advance (the “Request”).

Pursuant to Section 2.2 of the Agreement, the Borrower hereby requests an Advance from the Lender in the amount of $______________ on ________________, 20__.

    Borrower hereby requests funds from the Advance should be credited to Borrower as follows:

☐	Deposited into Borrower’s account #______________ with Lender; or

☐	Wired to Borrower’s account as follows:

Bank Name:__________________________________________

Bank ABA:___________________________________________

Credit Account Name:___________________________________

Credit Account Number:__________________________________

Reference:_____________________________________________

The Borrower hereby represents and certifies to the Lender that as of the date of this Request, no Event of Default exists and each of the conditions to the requested Advance set forth in the Agreement, including Section 8.2, has been satisfied (or, with respect to Sections 8.2(b) and 8.2(c) will be satisfied) or otherwise waived by the Lender.

Very truly yours,

BULLISH GLOBAL

By:
Name: Title:

Schedule 1

Loan Schedule

Borrower and Loan Information

Borrower Name	Bullish Global
Borrower Contact Information
Domicile of Borrower
Loan Amount	$225,000,000.00
Loan Maturity Date
Collateral Type	Bitcoin
Collateral Ratio Requirements	Required LTV:

LTV Shortfall:
Collateral Replenishment Timing	[****]
Excess Collateral Release Conditions
Settlement Instructions

Segregated Address for Collateral Delivery Bitcoin address to which Borrower should transfer collateral
Custodian From Which Initial Collateral Transfer Will Be Made
Silvergate Instructions for Processing Payments and Principal Paydowns
For wire payments: Silvergate [****]
For DDA payments: Please contact Loan Servicing to arrange for DDA payments.

The terms of this Loan Schedule are hereby acknowledged, effective as of the date of the last signature below, by:

Borrower

Borrower

BULLISH GLOBAL

By:	[****]
Name:	[****]
Title:	[****]
Date:	[****]

Lender

Silvergate Bank

By:	[****]
Name:	[****]
Title:	[****]
Date:	[****]

Schedule 2

[****]

Schedule 3

[****]